                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   __________

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                            STERLING SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                                  75-1873956
(State of Incorporation or                       (IRS Employer
    organization)                              Identification No.)



8080 NORTH CENTRAL EXPRESSWAY
         SUITE 1100
        DALLAS, TEXAS                             75206
(Address of principal executive offices)        (Zip Code)


If this form relates to the
registration of a class               If this form relates to the registration
of debt securities and                of a class of debt securities and is to
effective upon filing                 of a class of debt securities and is to
pursuant to General                   become effective simultaneously with the
Instruction A(c)(1) please check      effectiveness of a concurrent registration
the following box. [ ]                statement under the Securities Act of 1933
                                      pursuant to General Instruction A(c)(2)
                                      please check the following box.  [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered
          -------------------                 ------------------------------

     PREFERRED STOCK PURCHASE RIGHTS            NEW YORK STOCK EXCHANGE

       Securities to be registered pursuant to Section 12(g) of the Act:

                                 NOT APPLICABLE
                                (Title of Class)

ITEM 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.

     On December 18, 1996 the Board of Directors of Sterling Software, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $0.10 per share (the "Common Shares"), of the Company outstanding at the close of business on December 31, 1996 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of December 18, 1996 (the "Rights Agreement"), between the Company and The First National Bank of Boston, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.   EXHIBITS.

          Exhibit
          Number    Exhibit
          ------    -------

          1 Rights Agreement (including a Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto) (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K, dated December 18, 1996 (the "Form 8-K"))

          2 Form of letter to stockholders, to be dated December 31, 1996 (incorporated by reference to Exhibit 2 to the Form 8-
                    K)

          3 Press release, dated December 18, 1996 (incorporated by reference to Exhibit 3 to the Form 8-K)

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        STERLING SOFTWARE, INC.


                                        By:      /s/ Don J. McDermett, Jr.
                                               ---------------------------------
                                               Don J. McDermett, Jr.
                                               Vice President, Legal

Dated:  December 18, 1996

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER     EXHIBIT
-------    -------

    1 Rights Agreement (including a Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto) (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K, dated December 18, 1996 (the "Form 8-K"))

    2 Form of letter to stockholders, to be dated December 31, 1996 (incorporated by reference to Exhibit 2 to the Form 8-K)

    3 Press release, dated December 18, 1996 (incorporated by reference to Exhibit 3 to the Form 8-K)